Exhibit 10.1
ELEVENTH AMENDMENT TO CREDIT AGREEMENT
     This Eleventh Amendment to Credit Agreement (this “Amendment”) is entered into as of September 15, 2008 by and among Wellman, Inc., a Delaware corporation (the “Funds Administrator”) and the other borrowers under the Credit Agreement party hereto, each as a debtor and debtor-in-possession (collectively, and together with the Funds Administrator, the “Borrowers”), Deutsche Bank Trust Company Americas, as Administrative Agent, and the other financial institutions party hereto.
RECITALS
     A. The Funds Administrator, the Borrowers, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of February 26, 2008 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.
     B. The Funds Administrator, on behalf of itself and the Borrowers, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.
     Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
          1. Amendments to Credit Agreement. Upon the Effective Date (as defined herein):
          (a) Section 1.1 of the Credit Agreement shall be amended by
          (i) adding the following proviso at the conclusion of clause (a) of the definition of “Borrowing Base”:
           “; provided, that in no event shall the amount calculated in (i) through (v) above include amounts attributable to operations other than the PET Resin Business in excess of the amount set forth opposite the relevant time period in the table below:

Maximum Non-PET
Resin Business
Period	Borrowing Base Component
September 30, 2008 to but excluding October 31, 2008	$68,000,000
October 31, 2008 to but excluding November 30, 2008	$41,200,000
November 30, 2008 to but excluding December 31, 2008	$17,600,000
On or after December 31, 2008	$0
          (ii) adding the following definition of “Cash Liquidation Costs”
          “”Cash Liquidation Costs” shall mean all expenditures specifically related to the liquidation of the Borrowers’ polyester fiber and engineering resins business with manufacturing facilities in Darlington, S.C. and Johnsonville, S.C. respectively which shall be identified by a series of line items in the Cash Budget indicating that they are part of the Cash Liquidation Costs”
          (iii) adding the following definition of “Consolidated PET Resin Operating Income”:
          “”Consolidated PET Resin Operating Income” shall mean with respect to any Person, for any period the aggregate of the net operating income (loss) of such Person and its Subsidiaries for such period attributable to the PET Resin Business, on a consolidated basis, determined in accordance with GAAP; provided, that (a) the operating income of any other Person in which such Person or any of its Subsidiaries has an interest (which interest does not cause the operating income of such other Person to be consolidated with the operating income of such Person and its Subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such Person or such Subsidiary by such other Person during such period; (b) the operating income of any Subsidiary of such Person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction would prevent the payment of an amount that otherwise could have been paid to such Person or to a Subsidiary of such Person not subject to any Payment Restriction; and (c) there shall be excluded from Consolidated PET Resin Operating Income:
          (1) all gains and losses realized on the purchase or other acquisition by such Person or any of its Subsidiaries of any Securities of such Person or any of its Subsidiaries,
          (2) all extraordinary gains and losses,
          (3) all deferred financing costs written off or premiums paid in connection with the early extinguishment of any Indebtedness, in each case, incurred by Wellman or any of its Subsidiaries in connection with the Financing Transactions,

          (4) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued),
          (5) in the case of a successor to the referent Person by consolidation or merger or as transferee of the referent Person’s assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and
          (6) the cumulative effect of a change in accounting principles.
          (iv) deleting the definition of ”Minimum Liquidity Availability” and replacing it with the following:
          “”Minimum Liquidity Availability” means $20,000,000.”
          (v) deleting the definition of “EBITDA” and replacing it with the following definition of “PET Resin EBITDA”:
          “”PET Resin EBITDA” shall mean, with respect to any Person, for any period, the result (without duplication) of:
          (1) Consolidated PET Resin Operating Income; plus
          (2) to the extent Consolidated PET Resin Operating Income has been reduced thereby:
          (a) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or non-recurring and non-operational charges or gains other than restructuring charges);
          (b) Consolidated Interest Expense;
          (c) Consolidated Non-cash Charges;
          (d) non-recurring fees, cash charges and other cash expenses made or incurred in connection with the Transaction;
          (e) cash charges for professional fees relating to the bankruptcy;
          (f) Cash Liquidation Costs; and
          (f) any impact from FIFO accounting.”
          (vi) adding the following definition of “PET Resin Business”:

          “”PET Resin Business” means the operations of Funds Administrator and its Subsidiaries related to the manufacture and sale of PET Resin.”
          (vii) deleting the definition of “Total Commitments” and replacing it with the following:
          “”Total Commitments” shall mean the aggregate of the Commitments of all the Lenders, which in the aggregate shall not exceed $170,000,000, and which in the aggregate as of November 1, 2008 shall not exceed $120,000,000.
          (b) deleting Section 7.1(g) of the Credit Agreement and replacing it with the following:
“(g) within fifteen (15) days after the last day of each fiscal month, commencing September 1, 2008, a report in the form of Exhibit K testing PET Resin EBITDA and reconciling Capital Expenditures as of the last day of the applicable fiscal month;”
          (c) The following is hereby added as Section 7.19 to the Credit Agreement:
“7.19 Borrowers shall cease purchasing raw materials related to their polyester fiber and engineering resins business with manufacturing facilities in Darlington, S.C. and Johnsonville, S.C. respectively no later than October 15, 2008.”
          (d) Section 8.1 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
          “Cash Liquidation Costs shall not exceed $14 million in the aggregate for the period commencing September 15, 2008 and ending on December 1, 2008.”
          (e) Section 8.2(a) of the Credit Agreement is deleted in its entirety and replaced with the following:
          “8.2(a) Minimum Monthly PET Resin EBITDA. The Borrowers shall not permit PET Resin EBITDA for any calendar month to be less than the amount listed below opposite such month:

Minimum Monthly
Applicable Month	PET Resin EBITDA
September 2008	$0
October 2008	$2,000,000
November 2008	$2,500,000
December 2008	$3,000,000
January 2009	$1,500,000

          (f) Section 9.1 of the Credit Agreement is amended by deleting Section (i)(xv) in its entirety and replacing it with the following:
     “(xv) The failure of the Borrowers (i) to have filed a Reorganization Plan and a disclosure statement relating thereto by September 16, 2008, (ii) to have obtained a binding commitment without any due diligence or other similar contingencies in form and substance reasonably satisfactory to the Majority Lenders to backstop a rights offering or other similar commitment of not less than $70 million in connection with such Reorganization Plan by September 30, 2008 (iii) to have obtained a binding, fully underwritten, commitment letter or letters to provide exit financing which are not subject to syndication, due diligence, market material adverse effect and/or other contingencies other than the delivery of customary corporate and loan documentation or the occurrence of confirmation of a Reorganization Plan, to provide the exit financing and any other financial accommodations required to consummate the Reorganization Plan described in (i), above, in form, substance and amount reasonably satisfactory to the Majority Lenders by October 7, 2008, (iv) to have obtained entry of an order by the Bankruptcy Court, in form and substance reasonably satisfactory to the Majority Lenders, approving the disclosure statement described in (i), above, by October 20, 2008, (v) to have provided documentation in substantially final form relating to the rights offering, the exit financing and any other financial accommodations required to consummate the Reorganization Plan described in (i), above, in form and substance reasonably satisfactory to the Majority Lenders by October 31, 2008, (vi) to have obtained entry of an order by the Bankruptcy Court, in form and substance reasonably satisfactory to the Majority Lenders, confirming a Reorganization Plan by December 5, 2008 and (vii) to have caused to occur the Consummation Date by December 10, 2008; or”;
          (g) Annex I of the Credit Agreement is hereby deemed modified as of November 1, 2008 by reducing the amount listed as the Commitment for each Lender by 5/17th of the amount thereof.
          (h) Exhibit K of the Credit Agreement is deleted and replaced with Exhibit K hereto.
          2. Representations and Warranties of the Borrowers. The Borrowers represent and warrant that:

          (a) The execution, delivery and performance by the Borrowers of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;
          (b) Each of the representations and warranties of the Borrowers contained in the Credit Agreement (treating this Amendment as a Loan Document for purposes thereof) is true and correct on and as of the date hereof as if made on the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and
          (c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
          3. Amendment Fee. Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, a fee in the amount of $450,000 (the “Amendment Fee”), which fee shall be fully earned on the Effective Date of this Amendment and due and payable in accordance with the terms hereof, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs or expenses payable pursuant to the Credit Agreement, the Fee Letter or any other Loan Documents, including without limitation the fees payable under the joinder letter dated February 20, 2008. The Amendment Fee shall be paid to the Agent on the earliest to occur of December 10, 2008, the Facility Termination Date, and the Consummation Date.
          4. Waiver. The Administrative Agent and the Lenders hereby waive any Default or Event of Default that exists on the Effective Date due to the Borrowers’ inability to comply with Section 8.2(a) of the Credit Agreement for periods ending on or before August 31. 2008.
          5. Cooperation Covenant. The Borrowers hereby agree that, upon the occurrence of an Event of Default, the Borrowers shall fully cooperate with Agent and Lenders in connection with any exercise of remedies by the Agent and Lenders, including without limitation the filing of a motion to sell the Borrowers’ assets pursuant to section 363 of the Bankruptcy Code, the filing of a Reorganization Plan, or the liquidation or other disposition of the Collateral, in each case on such terms and conditions as are requested by Agent and Lenders.
          6. Effective Date. This Amendment shall become effective on the date of the execution and delivery hereof by the Funds Administrator on behalf of itself and the Borrowers, the Administrative Agent and the Required Lenders (the “Effective Date”).
          7. Reference to and Effect Upon the Credit Agreement.
          (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (b) The execution, delivery and effectiveness of this Amendment (i) shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any Default or provision of the Credit Agreement or any Loan Document, except as specifically set forth herein and (ii) shall not give rise to any obligation on the part of the Administrative Agent or the Lenders to further modify or waive any term or condition of the Credit Agreement or any of the other Loan Documents or give rise to any defenses or counterclaims to the right of the Administrative Agent or the Lenders, subject to the terms hereof, to enforce their rights and remedies under the Credit Agreement and the other Loan Documents. Except as expressly limited herein, the Administrative Agent and the Lenders hereby expressly reserve all of their rights and remedies under the Loan Documents and under applicable law with respect to all existing and future Defaults. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.
          (c) The parties acknowledge that this Amendment embodies the entire agreement and understanding among the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof and supersedes all prior discussions, agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter hereof.
          8. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
          10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.
[SIGNATURE PAGES FOLLOW]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Collateral Agent and a Lender

By:

Name:

Title:

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JPMORGAN CHASE BANK, N.A.

By:

Name:

Title:
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GENERAL ELECTRIC CAPITAL CORPORATION

By:

Name:

Title:

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LASALLE BUSINESS CREDIT, LLC

By:

Name:

Title:

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WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)

By:

Name:

Title:

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WELLS FARGO FOOTHILL, LLC

By:

Name:

Title:

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GMAC COMMERCIAL FINANCE LLC

By:

Name:

Title:

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MERRILL LYNCH CAPITAL

By:

Name:

Title:

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PNC BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

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ALLIED IRISH BANK, PLC

By:

Name:

Title:

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WEBSTER BUSINESS CREDIT CORPORATION

By:

Name:

Title:

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UPS CAPITAL CORPORATION

By:

Name:

Title:

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E*TRADE BANK

By:

Name:

Title:

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WELLMAN, INC.

By: Name:	/s/ Keith R. Phillips Keith R. Phillips
Title:	Chief Financial Officer

PRINCE, INC.

By: Name:	/s/ Keith R. Phillips Keith R. Phillips
Title:	President

WELLMAN OF MISSISSIPI, INC.

By: Name:	/s/ Keith R. Phillips Keith R. Phillips
Title:	Vice President

CARPET RECYCLING OF GEORGIA, INC.

By: Name:	/s/ Keith R. Phillips Keith R. Phillips
Title:	Vice President

ALG, INC.

By: Name:	/s/ Keith R. Phillips Keith R. Phillips
Title:	President

FIBER INDUSTRIES, INC.

By: Name:	/s/ Keith R. Phillips Keith R. Phillips
Title:	Vice President

PTA RESOURCES, LLC

By: Name:	/s/ Keith R. Phillips Keith R. Phillips
Title:	Authorized Representative

EXHIBIT K
FORM OF PET RESINS EBITDA REPORT

Consolidated Net Income is defined as follows:

Consolidated net income during the measuring period excluding:	$

all gains and losses realized on the purchase or other acquisition by such Person or any of its Subsidiaries of any Securities of such Person or any of its Subsidiaries all extraordinary gains and losses

all deferred financing costs written off or premiums paid in connection with the early extinguishment of any Indebtedness, in each case, incurred by Wellman or any of its Subsidiaries in connection with the Transactions income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued)

in the case of a successor to the referent Person by consolidation or merger or as transferee of the referent Person’s assets, any earnings of such successor prior to such consolidation, merger or transfer of assets the cumulative effect of a change in accounting principles

Consolidated Net Income	$

EBITDA is defined as follows:
Consolidated Net Income (from above)	$

Plus: (in each case to the extent deducted in the calculation of Consolidated Net Income, but without duplication):
all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or non-recurring and non-operational charges or gains other than restructuring charges)

Consolidated Interest Expense

Consolidated Non-cash Charges

non-recurring fees, cash charges and other cash expenses made or incurred in connection with the Transactions

EBITDA	$

PET Resin EBITDA is defined as follows:
EBITDA (from above)	$

Minus: Consolidated Net Income attributable to operations other than the PET Resin Business	$

Eleventh Amendment to Credit Agreement Signature Page

Minus: (in each case to the extent deducted in the calculation of Consolidated Net Income attributable to operations other than the PET Resin Business, but without duplication):
all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or non-recurring and non-operational charges or gains other than restructuring charges)

Consolidated Interest Expense

Consolidated Non-cash Charges

non-recurring fees, cash charges and other cash expenses made or incurred in connection with the Transactions

PET Resin EBITDA	$

Minimum PET Resin EBITDA requirement for the end of the current month, as set forth in Section 8.2(a) of the Credit Agreement	$

In compliance?	Yes/No
Eleventh Amendment to Credit Agreement Signature Page